               Section 240.14a-101  Schedule 14A.
          Information required in proxy statement.
                 Schedule 14A Information
   Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934
                        (Amendment No.  )
Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

                   THE WARNACO GROUP, INC.
 .................................................................
     (Name of Registrant as Specified In Its Charter)


 .................................................................
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11

     (1) Title of each class of securities to which transaction applies:


     ............................................................

     (2) Aggregate number of securities to which transaction applies:


     .......................................................

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


     .......................................................

     (4) Proposed maximum aggregate value of transaction:


     .......................................................

     (5)  Total fee paid:


     .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:


          .......................................................

          (2) Form, Schedule or Registration Statement No.:


          .......................................................

          (3) Filing Party:


          .......................................................

          (4) Date Filed:


          .......................................................

                            THE WARNACO GROUP, INC.
                                 90 PARK AVENUE
                            NEW YORK, NEW YORK 10016
                              -------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 18, 2001
                              -------------------

To the Stockholders of
THE WARNACO GROUP, INC.:

    NOTICE IS HEREBY GIVEN that the 2001 Annual Meeting of Stockholders of The Warnaco Group, Inc. (the 'Company') will be held at The Four Seasons Hotel,
57 East 57th Street, New York, New York 10022 on Friday, May 18, 2001, at 10:00 a.m., local time, or at any adjournments or postponements thereof (the 'Annual Meeting') for the following purposes:

        1. To elect two directors to serve until the Company's annual meeting in 2004 and until such directors' successors are duly elected and shall have qualified; and

        2. To transact such other business as may properly come before the Annual Meeting.

    A proxy statement describing the matters to be considered at the Annual Meeting is attached to this notice. The Board of Directors has fixed the close of business on March 22, 2001 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting and at any adjournment or postponement thereof. A list of stockholders entitled to vote at the Annual Meeting will be located at the principal executive offices of the Company located at 90 Park Avenue, New York, New York, 10016 for at least 10 days prior to the Annual Meeting and will also be available for inspection at the Annual Meeting.

    Whether or not you expect to attend, WE URGE YOU TO SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE PREPAID ENVELOPE. If you attend the Annual Meeting, you may vote your shares in person, which will revoke any previously executed proxy.

    If your shares are held of record by a broker, bank or other nominee and you wish to attend the Annual Meeting, you must obtain a letter from the broker, bank or other nominee confirming your beneficial ownership of the shares and bring it to the Annual Meeting. In order to vote your shares at the Annual Meeting, you must obtain from the record holder a proxy issued in your name.

    Regardless of how many shares you own, your vote is very important. Please SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD TODAY.

                                          By Order of the Board of Directors
                                          STANLEY P. SILVERSTEIN
                                          Secretary
New York, New York
April 30, 2001

                            THE WARNACO GROUP, INC.
                                 90 PARK AVENUE
                            NEW YORK, NEW YORK 10016

                              -------------------
                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 18, 2001
                              -------------------

                                  INTRODUCTION

    This proxy statement and the accompanying proxy card are being furnished in connection with the solicitation of proxies on behalf of the Board of Directors (the 'Board of Directors') of The Warnaco Group, Inc., a Delaware corporation (the 'Company'), for use at the 2001 Annual Meeting of Stockholders to be held at The Four Seasons Hotel, 57 East 57th Street, New York, New York 10022, on Friday, May 18, 2001, at 10:00 a.m., local time, or at any adjournments or postponements thereof (the 'Annual Meeting'), for the purposes set forth in the accompanying Notice of Annual Meeting. The Notice of Annual Meeting, this proxy statement and the accompanying proxy are first being mailed on or about
April 30, 2001 to stockholders of record as of the close of business on March 22, 2001.

    You can ensure that your shares are voted at the meeting by signing, dating and promptly returning the enclosed proxy in the envelope provided. Sending in a signed proxy will not affect your right to attend the meeting and vote in person. You may revoke your proxy at any time before it is voted at the Annual Meeting by notifying the Company's Transfer Agent, The Bank of New York, 101 Barclay Street, Floor 12W, New York, NY 10286 in writing, or by providing the Company with a subsequently executed proxy, which revokes your previously executed proxy. A stockholder's presence at the Annual Meeting does not by itself revoke the proxy.

    The Company's principal executive offices are located at 90 Park Avenue, New York, New York 10016.

VOTING OF PROXIES

    All duly executed proxies received prior to the meeting will be voted in accordance with the instructions specified thereon. As to any matter for which no choice has been specified in a duly executed proxy, the shares represented thereby will be voted FOR the election as directors of the nominees listed herein and in the discretion of the persons named in the proxy in connection with any other business that may properly come before the Annual Meeting. The Board of Directors knows of no other business to come before the Annual Meeting, but if other matters properly come before the Annual Meeting, it is intended that the persons named in the proxy vote thereon in accordance with their best judgment. Under the Delaware General Corporation Law, the Company's Amended and Restated Certificate of Incorporation (the 'Charter') and the Company's By-Laws, as amended, a plurality of the votes of the outstanding shares of Common Stock entitled to vote and present, in person or by properly executed proxy, will be required to elect a nominated director. Votes that are withheld will be excluded entirely from the vote and will have no effect. Under the rules of the New York Stock Exchange ('NYSE'), brokers who hold shares in 'street' name have the authority to vote on certain routine matters when they have not received instructions from beneficial owners. Brokers who do not receive instructions are entitled to vote on the election of directors. Broker non-votes will be considered present for purposes of verifying a quorum, but under applicable law will be excluded entirely from the vote and will have no effect on the outcome of the election of directors.

    At the Annual Meeting, the Company's stockholders will be asked (1) to elect Harvey Golub and Frank A. Olson as directors of the Company until the Company's annual meeting in 2004 and until such directors' successors are duly elected and shall have qualified, and (2) to transact such other business as may properly come before the Annual Meeting.

OUTSTANDING VOTING SECURITIES

    As of March 22, 2001, the record date for determining stockholders entitled to vote at the Annual Meeting, there were outstanding and entitled to vote 52,873,637 shares of Common Stock of the Company. Each share of Common Stock is entitled to one vote per share with respect to the election of directors and with respect to each other matter as may properly be brought before the Annual Meeting. Only stockholders of record as of the close of business on March 22, 2001 will be entitled to vote.

SOLICITATION OF PROXIES

    The cost of soliciting proxies for the Annual Meeting will be borne by the Company. In addition to solicitation by mail, solicitations may also be made by personal interview, facsimile transmission, telegram, telephone and other methods of electronic communication. The Company intends to use the services of MacKenzie Partners, Inc. to assist in soliciting proxies. If such services are requested, the Company expects that the fees and expenses for such services would not exceed $10,000. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward proxy material to their principals, and the Company will reimburse them for their reasonable expenses incurred in connection therewith. Consistent with the Company's confidential voting procedure, directors, officers and other regular employees of the Company, as yet undesignated, may also request the return of proxies by telephone, telegram, personal visit or otherwise.

ELECTION OF DIRECTORS

    At the meeting, two directors are to be elected to serve for a term to expire at the 2004 annual meeting of the stockholders. The nominees for these positions are Mr. Harvey Golub and Mr. Frank A. Olson, respectively. Information regarding the Board's nominees for directors is set forth on page 3. Information regarding the five continuing directors whose terms expire in 2002 and 2003 is set forth on pages 3-4. In accordance with the Company's retirement policy for directors, Mr. Walter F. Loeb, age 76, is not standing for re-election.
Mr. William S. Finkelstein is not standing for re-election.

    The accompanying proxy will be voted FOR the election of the Board's nominees unless contrary instructions are given. If one or more of the Board's nominees is unable to serve, which is not anticipated, the persons named as proxies intend to vote, unless the number of nominees is reduced by the Board of Directors, for such other person or persons as the Board of Directors may designate.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ITS NOMINEES, WHICH IS DESIGNATED AS PROPOSAL NO. 1 ON THE ENCLOSED PROXY CARD.

    The name, age (as of April 1, 2001), principal occupation for the last five years, position with the Company, if any, selected biographical information and the period of service as a director of the Company of each director and director nominee are set forth below.

NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS FOR A THREE-YEAR TERM TO EXPIRE AT THE 2004 ANNUAL MEETING OF STOCKHOLDERS

    Mr. Harvey Golub, 61, has been a Director of the Company since January 2001. Mr. Golub has been Chairman of American Express Company since August 1993 and a member of the board since September 1990. Mr. Golub served as Chief Executive Officer of American Express from January 1993 to December 2000. Mr. Golub also serves as a Director of Airclic Inc., Campbell Soup Company, Dow Jones & Co., '12' Entreprenuering, Inc., Lincoln Center for the Performing Arts, the American Enterprise Institute and the New York-Presbyterian Hospitals. Mr. Golub serves as a Senior Advisor to Lazard Freres.

    Mr. Frank A. Olson, 68, has been a Director of the Company since February 2001. Mr. Olson has been Chairman of the Hertz Corporation since June 1980. Mr. Olson served as the Chief Executive Officer of the Hertz Corporation from 1977 to 1999. Mr. Olson also serves as director of Amerada Hess Corporation, Becton Dickinson and Company and White Mountain Insurance Group, Ltd.

MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE;
TERMS TO EXPIRE AT THE 2002 ANNUAL MEETING OF STOCKHOLDERS

    Mr. Joseph A. Califano, Jr., 69, has been a Director of the Company since March 1992. Mr. Califano is Chairman and President of The National Center on Addiction and Substance Abuse at Columbia University. He is a Director of Automatic Data Processing, Inc., HealthPlan Services, Inc., Kmart Corporation and True North Communications, Inc. Mr. Califano is a Trustee of Twentieth Century Fund and a Governor of New York Presbyterian Hospital. He is Founding Chairman of the Board of the Institute for Social and Economic Policy in the Middle East at the Kennedy School of Government at Harvard University and is a member of the Institute of Medicine of the National Academy of Sciences.
Mr. Califano served as Secretary of the United States Department of Health, Education, and Welfare from 1977 to 1979. He was Special Assistant for Domestic Affairs to the President of the United States from 1965 to 1969. He is the author of nine books.

    Mr. Donald G. Drapkin, 53, has been a Director of the Company since July 1999. He has been a Director and Vice Chairman of MacAndrews and Forbes Holdings, Inc. and various of its affiliates since 1987. Mr. Drapkin was a partner in the law firm of Skadden, Arps, Slate, Meagher & Flom for more than five years prior to 1987. Mr. Drapkin is also a Director of the following corporations which file reports pursuant to the Exchange Act of 1934: Anthracite Capital, Inc., BlackRock Asset Investors, The Molson Companies Limited, Panavision, Inc., Playboy.com, Inc., Playboy Enterprises, Inc., ProxyMed, Inc., Revlon Consumer Products Corporation, Revlon, Inc. and Weider Nutrition International Inc.

    Dr. Manuel T. Pacheco, 59, has been a Director of the Company since August 1999. He has been President of the University of Missouri since 1997. He served on the Board of Directors of ASARCO until its sale in 1999, and currently serves on the Boards of Boy Scouts of America, The Higher Education Center for Alcohol and Other Drug Prevention, Nelson-Atkins Museum of Art, University of Arizona Science and Technology Park and The National Center on Addiction and Substance Abuse. He has a Presidential appointment to the National Security Education Program Board, serves on the

Provost's External Advisory Board on Teaching at The Ohio State University and is a Trustee of the University of Kansas City.

TERMS TO EXPIRE AT THE 2003 ANNUAL MEETING OF STOCKHOLDERS

    Mrs. Linda J. Wachner, 55, has been a Director, President and Chief Executive Officer of the Company since August 1987, and the Chairman of the Board since August 1991. Mrs. Wachner was a Director and President of the Company from March 1986 to August 1987. Mrs. Wachner held various positions, including President and Chief Executive Officer, with Max Factor and Company from December 1978 to October 1984. Mrs. Wachner also serves as a Director of The New York Stock Exchange.

    Mr. Stuart D. Buchalter, 63, has been a director since February 2000.
Mr. Buchalter is of counsel to the California law firm of Buchalter, Nemer, Fields & Younger. He is a principal in East-West Capital Associates, a venture capital investments firm. Mr. Buchalter serves as a director of City National Corp., and Earl Scheib, Inc. He is Chairman of the Board of Trustees of Otis College of Art and Design.

COMMITTEES OF THE BOARD -- BOARD MEETINGS

    The Board of Directors held sixteen meetings in the fiscal year ended December 30, 2000 ('fiscal 2000'). All of the directors attended at least 75% of the meetings of the Board of Directors and the respective committees of the Board of which they were a member during fiscal 2000.

    The Board of Directors has the following standing committees:

AUDIT COMMITTEE

    The Audit Committee, which met seven times in fiscal 2000, recommends the appointment of the Company's independent accountants and meets with both the internal auditors and the independent accountants to review the scope of their work and the results thereof. In addition, the Audit Committee reviews and evaluates the proposed audit plans of the internal auditors and independent accountants, including their procedures related to the internal control policies and procedures of the Company, fee proposals, the Company's financial statements and other documents submitted to stockholders and regulators and affirms the independence of the independent accountants. The Audit Committee also reviews pending litigation and tax matters and reports on all of its activities to the Board of Directors.

    During fiscal 2000, the members of the Audit Committee were Mr. Buchalter (from February 17, 2000), Mr. Califano, Chairman, Mr. Loeb (until May 4, 2000), Mr. Stewart A. Resnick (until May 4, 2000) and Dr. Pacheco (from May 4, 2000). The members of the Audit Committee are 'independent' members of the Audit Committee, as independence is defined in Sections 303.01(B)(2)(a) and (3) of the New York Stock Exchange listing requirements.

PENSION COMMITTEE

    The Pension Committee, which met three times in fiscal 2000, reviews and makes recommendations concerning the Company's pension, profit sharing and other employee benefit plans, recommends the appointment of the Plan Accountant and Plan Actuary for the Company's pension and profit sharing plans and consults with the persons so appointed.

    During fiscal 2000, the members of the Pension Committee were Mr. Buchalter, Chairman (from May 4, 2000 to November 16, 2000), Mr. Andrew G. Galef, Dr. Pacheco (from November 16, 2000) and Mrs. Wachner, Chairman (until May 4, 2000).

COMPENSATION COMMITTEE

    The Compensation Committee, which met three times in fiscal 2000, reviews and approves, or in some cases recommends to the Board of Directors, the remuneration arrangements for the officers and directors of the Company, including the granting of equity incentives, and reviews and recommends new executive compensation or stock plans in which the officers and/or directors are eligible to participate.

    During fiscal 2000, the members of the Compensation Committee were Mr. Califano, Mr. Drapkin and Mr. Resnick, Chairman (until December 14, 2000), all of whom were non-employee directors.

NOMINATING COMMITTEE

    The Nominating Committee, which met once in fiscal 2000, reviews and makes recommendations concerning new directors of the Company. The Nominating Committee will consider stockholder recommendations for director which are sent to the Nominating Committee c/o the Secretary of The Warnaco Group, Inc., 90 Park Avenue, New York, New York 10016.

    During fiscal 2000, the members of the Nominating Committee were Mr. Buchalter (from May 4, 2000), Mr. Califano (until May 4, 2000), Mr. Galef, Chairman, Mr. Loeb (from May 4, 2000), and Mr. Resnick (until May 4, 2000.)

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    As noted above, during fiscal 2000, Messrs. Califano, Drapkin and Resnick served as members of the Compensation Committee.

COMPENSATION OF DIRECTORS

    The Company does not pay any additional remuneration to employees for serving as directors of the Company. In fiscal 2000, directors of the Company who are not employees received an annual retainer fee of $50,000 plus fees of $1,500 per day for attendance at meetings of the Board of Directors and $1,000 per day for attendance at meetings of its committees. Directors of the Company are also reimbursed for out-of-pocket expenses. Under the terms of The Warnaco Group, Inc. Directors Deferred Compensation Plan, directors may elect to defer receipt of all or part of their annual retainer and meeting fees.

    During fiscal 2000, each of Messrs. Buchalter, Califano, Drapkin, Galef, Loeb, Pacheco and Resnick, were granted an option under the 1998 Stock Plan for Non-Employee Directors ('Director Stock Plan') to purchase 20,000 shares of Common Stock at an exercise price of $10.25 per share, the fair market value at the date of grant. Upon their election, each of Messrs. Golub and Olson were granted options pursuant to the Director Stock Plan to purchase 30,000 shares of Common Stock at exercise prices of $2.875 and $4.86, respectively, the fair market value at the date of grant.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information with respect to beneficial ownership of the Company's Common Stock as of March 22, 2001, by
(i) each of the Company's directors, (ii) each of the Company's executive officers, (iii) all directors and executive officers as a group and (iv) each person who is known by the Company to beneficially own five percent or more of any class of the Company's voting securities.

                                                                       SHARES BENEFICIALLY OWNED
                                                                   -----------------------------------
                                                                   NUMBER                      PERCENT
         NAME                                                     OF SHARES                  OF SHARES
         ----                                                     ---------                  ---------
Linda J. Wachner(a)(b).                                           13,774,558                  22.2%
William S. Finkelstein(a)................................          1,026,752                   1.9%
Stanley P. Silverstein(a)................................            692,977                   1.3%
Philippe de La Chapelle(a)...............................             25,000                  *
Gregg A. Holst(a)........................................             --                      --
Philip Terenzio(a).......................................             --                      --
Lawrence E. Kreider, Jr.(a)..............................             30,535                  *
Carl J. Deddens(a).......................................             54,176                   1.0%
Stuart D. Buchalter(a)(c)................................             51,000                   1.0%
Joseph A. Califano, Jr.(a)(d)............................            147,000                   2.7%
Donald G. Drapkin(a)(c)..................................             50,000                   1.0%
Harvey Golub(a)(e).......................................             30,000                  *
Frank A. Olson(a)(e).....................................             30,000                  *
Manuel T. Pacheco(a)(c)..................................             60,000                   1.1%
All directors and executive officers as a group (14               15,971,997                  25.0%
  persons)...............................................
OTHER 5% STOCKHOLDERS
Prime 66 Partners(f).....................................          7,887,000                  14.9%
Ilex Partners L.L.C.(g)..................................          2,907,900                   5.5%

--------------

*  Less than 1%

 (a) The business address of each of the directors and officers is c/o The Warnaco Group, Inc., 90 Park Avenue, New York, New York 10016. The number of shares beneficially owned by the following officers includes vested but unexercised options in the following amounts: Mrs. Wachner: 9,058,490;
     Mr. Finkelstein: 911,129; Mr. Silverstein: 629,577; Mr. de La Chapelle:
     25,000; Mr. Kreider: 30,000; and Mr. Deddens: 53,750.

 (b) Includes 418 shares of Common Stock held by the Linda J. Wachner Charitable Trust of which Mrs. Wachner is the Trustee. Mrs. Wachner has the sole power to vote and no power to dispose of such 418 shares.

 (c) Includes vested but unexercised options to purchase 50,000 shares of Common Stock granted pursuant to the 1998 Stock Plan for Non-Employee Directors.

 (d) Includes 5,000 shares held by Mr. Califano's wife to which Mr. Califano disclaims beneficial ownership and vested but unexercised options to purchase 130,000 shares of Common Stock granted pursuant to the Amended and Restated 1993 Stock Plan for Non-Employee Directors and the 1998 Stock Plan for Non-Employee Directors.
                                              (footnotes continued on next page)

(footnotes continued from previous page)

 (e) Includes vested but unexercised options to purchase 30,000 shares of Common Stock granted pursuant to the 1998 Stock Plan for Non-Employee Directors.

 (f) Information based solely on a Schedule 13G, dated February 13, 2001, filed with the Securities and Exchange Commission ('SEC') by Prime 66 Partners, L.P. ('Prime 66') reporting the beneficial ownership of the shares of Common Stock set forth in the table. According to such Schedule 13G, Prime 66 has sole power to vote or direct the vote and sole dispositive power with respect to all such shares.

 (g) Information based solely on a Schedule 13G, dated October 19, 2000, filed with the SEC by Ilex Partners, L.L.C., Steinhardt Overseas Management and Michael H. Steinhardt reporting the beneficial ownership of the shares of Common Stock set forth in the table. According to such Schedule 13G, Mr. Steinhardt has shared voting power and shared dispositive power with respect to all such shares. Mr. Steinhardt is the general partner of Steinhardt Overseas Management, directing its operations. Steinhardt Overseas Management is the managing member of Ilex Partners, L.L.C.

CERTAIN RELATIONSHIPS AND CERTAIN TRANSACTIONS

    Andrew G. Galef is the sole stockholder, President and a director of The Spectrum Group, Inc. ('Spectrum'). Spectrum and the Company were parties to an agreement (terminated effective December 31, 2000) under which Spectrum provided consulting services to the Company. In fiscal 2000, $558,791 was paid to Spectrum. Mr. Galef resigned from the Board in March 2001.

    The Company believes that the terms of the relationship and transaction described above were at least as favorable to the Company as those which would have been obtained from an unaffiliated third party.

DIRECTOR AND OFFICER SECURITIES REPORTS

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors, and persons who own more than ten percent of the Company's Common Stock, to file reports of ownership and changes in ownership with the SEC and the NYSE. Executive officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish the Company with copies of all such Section 16(a) forms that they file.

    Based solely on a review of the copies of such reports furnished to the Company and written representations that no other forms were required when applicable, the Company believes that, during the fiscal year ended December 30, 2000, all Section 16(a) filing requirements applicable to the Company's executive officers and directors and more than ten percent shareholders were complied with.

COMPENSATION OF EXECUTIVE OFFICERS

    Set forth below are tables prescribed by the proxy rules of the SEC which present compensation information for the Company's chief executive officer and the four other most highly compensated executive officers whose aggregate salary and bonus exceeded $100,000 in 2000 (the 'Named Executives').

                           SUMMARY COMPENSATION TABLE

    The following table discloses compensation paid or to be paid to the Named Executives with respect to each of the three fiscal years ended January 2, 1999, January 1, 2000 and December 30, 2000.

                                                                              LONG TERM COMPENSATION
                                                                             ------------------------
                                           ANNUAL COMPENSATION                        AWARDS
                                -----------------------------------------    ------------------------
                                                                                           SECURITIES
                                                                  OTHER                    UNDERLYING      ALL
                                                                  ANNUAL     RESTRICTED     OPTIONS/      OTHER
                                                                 COMPEN-       STOCK          SARS       COMPEN-
                                YEAR     SALARY       BONUS       SATION     AWARDS(e)      (SHARES)     SATION
                                ----     ------       -----       ------     ---------      --------     ------
Linda J. Wachner .............  2000   $2,782,107   $   --       $362,102(b)     --          750,000     $1,530(h)
  Chairman, President and       1999    2,721,326       --        361,886(b) $4,579,380(f) 3,250,000      2,041(h)
  Chief Executive Officer       1998    2,677,700    6,000,000    356,964(b)  6,537,006(g) 5,058,490(i)   1,440(h)

William S. Finkelstein .......  2000      400,000       --               (c)     --          100,000      1,020(h)
  Senior Vice President and     1999      400,000       --               (c)    456,000(f)   350,000      1,300(h)
  Chief Operating Officer       1998      400,000      293,000           (c)    499,968(g)   248,629(j)     960(h)
  Calvin Klein Jeanswear and
  Underwear

Philippe de La Chapelle(a) ...  2000      488,800       --               (c)     --          100,000       --
  Senior Vice President Legal-
  Human Resources

Stanley P. Silverstein .......  2000      525,016       --               (c)     --          100,000       --
  Vice President, General       1999      350,000       --               (c)    399,000(f)   268,038(k)    --
  Counsel and Secretary         1998      350,000      450,000           (c)    544,992(g)    98,983(l)    --

Lawrence E. Kreider, Jr. .....  2000      350,000       --         50,538(d)     --           20,000      1,575(h)
  Senior Vice President         1999      350,000       --         77,057(d)     --          100,000       --
  Finance

---------

 (a) Mr. de La Chapelle was hired on January 10, 2000 and elected to the position of Senior Vice President Legal-Human Resources on February 17, 2000.

 (b) Includes $350,000 in reimbursement for certain expenses incurred in connection with the Company's business. Mrs. Wachner personally paid the Company $98,044, $42,703 and $18,507 in connection with use of Company aircraft in fiscal 1998, 1999 and 2000, respectively.

 (c) Other Annual Compensation was less than $50,000 or 10% of such officer's annual salary and bonus for such year.

 (d) Includes reimbursement of $50,538 of relocation expenses in 2000 and $60,000 paid in connection with commencement of employment in 1999.

 (e) Total holdings of restricted shares and their fair market value as of December 30, 2000, for each of the Named Executives, were 226,236 shares for Mrs. Wachner at $381,773; 18,995 shares for Mr. Finkelstein at $32,054 and 17,515 shares for Mr. Silverstein at $29,557.

 (f) Represents the dollar value of restricted stock awarded pursuant to the Supplemental Incentive Compensation Plan based on the Company's financial results and achievement of a return on equity that exceeded the Company's Peer Group median in fiscal 1998. Twenty-five percent of such shares were vested on May 6, 2000, the remaining 75% of such shares vest 25% per year until fully vested on May 6, 2003. Participants are entitled to receive dividends attributable to the restricted shares.
                                              (footnotes continued on next page)

(footnotes continued from previous page)

 (g) Represents the dollar value of restricted stock awarded pursuant to the Supplemental Incentive Compensation Plan based on the Company's financial results and achievement of a return on equity that exceeded the Company's Peer Group median in fiscal 1997. Fifty percent of such shares were vested on May 8, 2000, the remaining 50% of such shares vest 25% per year until fully vested on May 8, 2002. Participants are entitled to receive dividends attributable to the restricted shares.

 (h) Represents employer matching contributions under the Company's Employee Savings Plan.

 (i) Includes 3,758,490 restoration options which were granted automatically upon the exercise of stock options pursuant to the original option granted under the Amended and Restated 1993 Stock Plan.

 (j) Includes 98,629 restoration options which were granted automatically upon the exercise of stock options pursuant to the original option granted under the Amended and Restated 1993 Stock Plan.

 (k) Includes 18,038 restoration options which were granted automatically upon the exercise of stock options pursuant to the original option granted under the Amended and Restated 1993 Stock Plan.

 (l) Includes 48,983 restoration options which were granted automatically upon the exercise of stock options pursuant to the original option granted under the Amended and Restated 1993 Stock Plan.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

    The following table provides information on option grants in fiscal 2000 to the Named Executives.

                                                     INDIVIDUAL GRANTS
                        ----------------------------------------------------------------------------
                                                  PERCENT OF
                                                TOTAL OPTIONS/
                           NUMBER OF                 SARS
                           SECURITIES             GRANTED TO          EXERCISE
                           UNDERLYING             EMPLOYEES            OR BASE
                          OPTIONS/SARS            IN FISCAL             PRICE           EXPIRATION
                        GRANTED (SHARES)             YEAR             PER SHARE            DATE
                        ----------------        --------------        ---------        -------------
Linda J. Wachner......       750,000(a)              29.7%            $10.6875         Feb. 17, 2010
William S.                   100,000(b)               4.0%            $10.6875         Feb. 17, 2010
 Finkelstein..........
Stanley P.                   100,000(b)               4.0%            $10.6875         Feb. 17, 2010
 Silverstein..........
Lawrence E. Kreider...        20,000(b)              0.79%            $10.6875         Feb. 17, 2010
Philippe de La               100,000(c)               4.0%            $12.0625         Jan. 10, 2010
 Chapelle.............

                              POTENTIAL REALIZABLE VALUE AT
                                 ASSUMED ANNUAL RATES OF
                               STOCK PRICE APPRECIATION FOR
                                     OPTIONS TERMS(d)
                        ------------------------------------------

                        0%(e)            5%                10%
                        -----        ----------        -----------
Linda J. Wachner......    0          $5,040,983        $12,774,799
William S.                0          $  672,131        $ 1,703,312
 Finkelstein..........
Stanley P.                0          $  672,131        $ 1,703,312
 Silverstein..........
Lawrence E. Kreider...    0          $  134,426        $   340,662
Philippe de La            0          $  758,604        $ 1,922,452
 Chapelle.............

---------

 (a) All of such options vested on February 17, 2000. Such options have stock-for-stock exercise and tax withholding features, which allow the holder, in lieu of paying cash for the exercise price and tax withholding, to have the Company commensurately reduce the number of shares of Common Stock to which the holder would otherwise be entitled upon exercise of such options. The optionee will receive a reload option if shares are delivered in respect of the exercise of the option.

 (b) Twenty-five percent of such options vested on February 17, 2001. The remaining 75% of such options vest 25% per year until fully vested on February 17, 2004. Such options have stock-for-stock exercise and tax withholding features, which allow the holders, in lieu of paying cash for the exercise price and tax withholding, to have the Company commensurately reduce the number of shares of Common Stock to which they would otherwise be entitled upon exercise of such options.
                                              (footnotes continued on next page)

(footnotes continued from previous page)
     Optionees will receive a reload option if shares are delivered in respect of the exercise of the option.

 (c) Twenty-five percent of such options vested on January 10, 2001. The remaining 75% of such options vest 25% per year until fully vested on January 10, 2004.

 (d) The dollar amounts under these columns are the result of calculations at 0% and at the 5% and 10% rates prescribed by the SEC and, therefore, are not intended to forecast possible future appreciation, if any, of the Company's stock price.

 (e) No gain to the optionee is possible without an increase in stock price appreciation, which will benefit all shareholders commensurately. A zero percent gain in stock price appreciation will result in zero dollars for the optionee.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

    The following table provides information on option/SAR exercises in fiscal 2000 by the Named Executives and the values of such officers' unexercised options at December 30, 2000.

                                                                     NUMBER OF
                                                                     SECURITIES           VALUE OF
                                                                     UNDERLYING          UNEXERCISED
                                                                    UNEXERCISED         IN-THE-MONEY
                                                                  OPTIONS/SARS AT      OPTIONS/SARS AT
                                                                  FISCAL YEAR-END      FISCAL YEAR-END
                                     SHARES ACQUIRED    VALUE     (#) EXERCISABLE/      EXERCISABLE/
                                     ON EXERCISE (#)   REALIZED    UNEXERCISABLE        UNEXERCISABLE
                                     ---------------   --------   ----------------   -------------------
Linda J. Wachner...................      --               --          9,058,490/0           $0/$0
William S. Finkelstein.............      --               --      718,269/480,000           $0/$0
Stanley P. Silverstein.............      --               --      492,077/350,000           $0/$0
Philippe de La Chapelle............      --               --            0/100,000           $0/$0
Lawrence E. Kreider................      --               --        25,000/95,000           $0/$0

PENSION PLAN

    The following table sets forth the annual pension benefits payable at age 65 pursuant to the Company's Employee Retirement Plan which provides such pension benefits to all qualified personnel based on the average of the highest eleven consecutive calendar years' compensation multiplied by the years of credited service. Such benefits payable are expressed as straight-life annuity amounts and are not subject to reduction for social security or other offset. The credited years of service as of December 30, 2000 for the Named Executives are:
Mrs. Wachner, fourteen years, eight months; Mr. Finkelstein, twelve years, ten months; Mr. Silverstein, sixteen years, nine months; and Mr. Deddens, four years, eleven months. The current remuneration covered by the Company's Employee Retirement Plan for each such individual is $170,000. Such amounts are included in the Summary Compensation Table under 'Salary' and 'Bonus.'

                       ANNUAL BENEFITS PAYABLE AT AGE 65

                                                            YEARS OF SERVICE
     AVERAGE ANNUAL COMPENSATION        ---------------------------------------------------------
            BEST 11 YEARS                  5        10        15        20        25        30
            -------------               -------   -------   -------   -------   -------   -------
$100,000..............................  $ 6,947   $13,894   $20,841   $27,788   $34,735   $41,682
$150,000..............................   10,947    21,894    32,841    43,788    54,735    65,682
$200,000..............................   11,311    22,621    33,932    45,243    58,735    70,482
$250,000..............................   11,311    22,621    33,932    45,243    58,735    70,482
$300,000..............................   11,311    22,621    33,932    45,243    58,735    70,482

EMPLOYMENT AGREEMENT

    In 1991, the Company entered into an employment agreement with Mrs. Wachner (the 'Employment Agreement'), which sets forth the terms and conditions of Mrs. Wachner's employment. The Employment Agreement, which will terminate on January 6, 2006, unless extended, provides for Mrs. Wachner's employment as Chairman, President and Chief Executive Officer at an annual base salary, which was initially established at $1.7 million per year (subject to adjustment for changes in the cost of living), as well as certain other benefits and reimbursement of expenses. In accordance with this provision, Mrs. Wachner's base salary for 2000 was $2,782,107. The contract provides for increases in the rate of base salary from time to time, as determined by the Company. Her base salary in prior years was as set forth in the table on page 9. The contract also provides that Mrs. Wachner will receive an annual bonus based upon the Company's achievement of an annually increasing minimum EBITDA (earnings before interest, taxes, depreciation and amortization). Under this bonus arrangement, Mrs. Wachner is entitled to receive a bonus in the amount by which EBITDA exceeds the threshold EBITDA for such year, subject to a maximum bonus amount of $1.3 million. Threshold EBITDAs were established at the time the contract was entered into and increase annually from the initial date of the arrangement; for fiscal 2000 the threshold was $352.2 million. The Employment Agreement also provides for supplemental bonuses in the Company's discretion. The Employment Agreement specifically permits Mrs. Wachner to spend reasonable time managing her own affairs.

    Under the Employment Agreement, Mrs. Wachner will be entitled to certain severance benefits if the Company terminates her employment other than for 'cause' or if Mrs. Wachner terminates her employment for 'good reason.' The definition of good reason may include a change of control of the Company. If the Company terminates Mrs. Wachner's employment without cause or if Mrs. Wachner terminates her employment for good reason, she would be entitled to receive a lump sum payment equal to five times the sum of her highest annual base salary and the average annual bonus paid to her with respect to the preceding three fiscal years. In the event that any amount of benefit paid to Mrs. Wachner becomes subject to the excise tax imposed under Section 4999 of the Internal Revenue Code, the Company will pay to Mrs. Wachner an additional amount such that after the payment of all income and excise taxes, she will be in the same after-tax position as if no excise tax had been imposed.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board of Directors is responsible for administering the executive compensation plans and programs of the Company and for making recommendations to the Board of Directors regarding the compensation of and benefits provided to the Chief Executive Officer and the Named Executives.

GENERAL POLICIES REGARDING COMPENSATION OF EXECUTIVE OFFICERS

    In establishing compensation and benefit levels for executive officers, the Committee seeks to (1) attract and retain individuals of superior ability and managerial talent, (2) motivate executive officers to increase Company performance primarily for the benefit of its stockholders but also for the benefit of its customers and other constituencies, and (3) reward executives for exceptional individual contributions to the achievement of the Company's business objectives. To these ends, the Company's executive compensation package consists of salary, variable annual cash compensation (bonus) and stock-based long-term incentive awards.

    Base Salary. Salary levels generally are determined based on the Committee's subjective assessment of prevailing levels among the Company's competitors. The Company's competitors for this purpose include certain of the companies included in the industry peer group index used for comparison with the Company's performance in the performance graph following this report, as well as other companies with which, in the Committee's view, the Company competes for executive talent. These companies may include non-public companies and companies in related industries such as retailing or general apparel manufacturing.

    In general, the Committee attempts to set base salaries at levels that will attract and retain highly qualified individuals. In selected cases, the Committee may feel that excellent executive talent may only be attracted and retained by compensation in excess of prevailing levels among the Company's competitors. As the Company has only seven executive officers, and in view of the considerations enumerated below under '2000 Compensation' and 'Compensation of the Chief Executive Officer,' the Committee believes that base salaries at the high end of the range for the competitor group for all executive officers, and Mrs. Wachner in particular, are appropriate.

    In making such judgments regarding the appropriate level for any particular officer, as well as in determining which companies should form the competitor group for this purpose, the Committee from time to time consults with independent compensation consultants. The Committee did engage independent compensation consultants during fiscal 2000 with respect to executive compensation issues. However, the Committee ultimately reviews the case of each executive officer individually, relying heavily on the recommendations of the Chief Executive Officer as well as on their own subjective judgment.

    Annual Bonus. The Committee generally believes that, at higher executive levels, a greater percentage of an individual's total annual cash compensation opportunity should consist of variable compensation tied to the Company's performance. Mrs. Wachner has a bonus opportunity under her Employment Agreement that is approximately 49% of base salary and is based on EBITDA, as described above. See also 'Employment Agreement' on page 13. Annual bonus opportunities for other executive officers range from 0% to 125% of base salary.

    The Committee's practice with regard to awarding annual bonuses to executive officers has been to review the Company's performance after the close of the fiscal year, taking into account various measures of performance the Committee has determined in its sole discretion to be appropriate under the circumstances, and assigning such weight to any such factors as it determines to be appropriate. The Committee focuses particularly on such factors as growth in earnings (measured by earnings before interest and taxes ('EBIT') or EBITDA), cash flow and inventory management in determining whether or not bonuses are paid. The Committee also pays bonuses to selected individuals on an ad hoc basis in connection with or in recognition of special events or projects such as major acquisitions, financing and licensing arrangements. In making all such determinations, the Committee takes into consideration and gives significant weight to the recommendations of the Chief Executive Officer with respect to bonuses of executive officers other than herself.

    For fiscal 2001, the Committee intends to maintain its customary approach to determining annual bonuses as described above.

    In 1994, the Committee recommended and the stockholders approved the Supplemental Incentive Compensation Plan for all executive officers and other senior management. At the annual meeting of shareholders in 1999, the Supplemental Incentive Compensation Plan was ratified by the shareholders. The Supplemental Incentive Compensation Plan provides a formula-based arrangement that is prospective in operation and rewards executive officers and selected senior managers for the achievement of a return on equity that exceeds the industry median. The Supplemental Incentive Compensation Plan is designed to ensure that amounts payable thereunder are fully deductible under Section 162(m) of the Internal Revenue Code, as discussed below.

    Long-Term Incentive Compensation. Stock-based incentives, consisting of stock options granted at 100% of the stock's fair market value on the grant date and restricted stock awards, constitute the long-term portion of the Company's executive compensation package. Stock options provide an incentive for executives to increase the Company's stock price and, therefore, the return to the Company's stockholders. The Committee has not heretofore granted stock appreciation rights ('SARs') or other stock-based awards, except for certain restricted stock awards granted in fiscal 1995 through fiscal 1999, although it has the authority to do so under the Company's stock option plans. The Committee reserves the discretion to consider any factors it considers appropriate under the circumstances then prevailing in reaching its determination regarding the size and timing of grants of equity incentives.

    Limitations on Deductibility of Executive Compensation. Section 162(m) of the Internal Revenue Code limits the deductibility of compensation paid to certain executive officers of the Company. To qualify for an exemption to such limitation, compensation in excess of $1.0 million per year paid to the Chief Executive Officer and the four other most highly compensated executive officers at the end of such fiscal year generally must be either (1) paid pursuant to a written binding contract in effect on February 17, 1993 or
(2) 'performance-based' compensation as determined under Section 162(m). In order to be considered 'performance-based' for this purpose, compensation must be paid solely on account of the attainment of one or more preestablished performance goals established by a committee of two or more 'outside directors,' pursuant to an arrangement that has been disclosed to and approved by stockholders. Also, in order for an arrangement to give rise to fully deductible 'performance-based' compensation, the terms of the arrangement must preclude the exercise of any discretion in the administration of the plan that would have the effect of increasing compensation paid thereunder.

    The Committee generally intends to comply with the requirements for full deductibility of executive compensation under Section 162(m). However, the Committee will balance the costs and burdens involved in such compliance against the value of the tax benefits to be obtained by the Company thereby, and may, in certain instances, pay compensation that is not fully deductible if in its determination such costs and burdens outweigh such benefits.

2000 COMPENSATION

    The Named Executives received no bonuses for fiscal 2000 and no increases in base salary, except that in June 2000, Mr. Silverstein received a retroactive salary adjustment to reflect prevailing market and competitive compensation.

    In awarding the options granted to the Named Executives as shown in the table labeled 'Option/SAR Grants in last Fiscal Year,' the Committee considered the number of option shares available for grant under the Company's stock option plans and the stockholder dilution represented by the total number of options authorized and outstanding under all such plans. The Committee then determined, in its discretion, the number of options it wished to grant during fiscal 2000 and allocated the options available for grant among the executive officers based on its subjective assessment of individual performance, seniority and relative position level. In making such assessments, the Committee reviewed the number of options held by each Named Executive officer. In making these determinations and allocations, the Committee also relied on the recommendations of independent compensation consultants and of the Chief Executive Officer with respect to option grants to executives other than herself.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

    Mrs. Wachner's annual base salary and annual bonus are governed by the Employment Agreement with the Company, described on page 13. Pursuant to the Employment Agreement, Mrs. Wachner's base salary was adjusted in 2000 solely to reflect changes in the cost of living. Other than cost of living increases, Mrs. Wachner has not received a base salary increase since 1992. Mrs. Wachner did not receive a bonus for fiscal 2000.

                          Members of the Compensation Committee

                          Stewart A. Resnick, Chairman (until December 14, 2000) Joseph A. Califano, Jr.
                          Donald G. Drapkin

                         STOCK PRICE PERFORMANCE GRAPH

    The Company's Common Stock commenced trading on the NYSE on October 11, 1991. The Stock Price Performance Graph below compares cumulative total return through December 30, 2000, assuming reinvestment of dividends, by an investor who invested $100.00 on January 6, 1996 in each of (i) the Common Stock,
(ii) the S&P 500 Index and (iii) a comparable industry index selected by the Company as described below. The stock price performance shown on the graph below is not necessarily indicative of future price performance.

                                                                 Cumulative Total Return
                                              1/6/96     1/4/97     1/3/98     1/2/99     1/1/00    12/30/00
                                              ------     ------     ------     ------     ------    --------
The Company................................    100        134        145        119         59          8
S & P 500 Index............................    100        123        164        211        255        232
Industry Index.............................    100        127        148        141        114        117
Industry Index (prior year Peer Group).....    100        127        148        144        115        115

    The Peer Group, which the Company expanded in 2000 to include Polo Ralph Lauren Corporation and Phillips-Van Heusen Corporation, is made up of the following companies:

Kellwood Co.              Oxford Industries                Russell Corp
Liz Claiborne Inc.        Phillips-Van Heusen Corporation  Tommy Hilfiger Corporation
Nautica Enterprises Inc.  Polo Ralph Lauren Corporation    VF Corp.

ANNUAL REPORT

    The Annual Report of the Company for the fiscal year ended December 30, 2000 is being mailed to all stockholders of record as of the close of business on or about April 30, 2001 with this proxy statement. The Annual Report is not a part of the proxy solicitation material.

STOCKHOLDER PROPOSALS

    In order to be included in the Company's proxy material for its 2002 annual meeting of stockholders, eligible proposals of stockholders intended to be presented at the annual meeting must be received by the Company on or before December 11, 2001 (directed to the Corporate Secretary of the Company at the address indicated on the first page of this Proxy Statement).

AUDITORS

    On November 18, 1999, the Audit Committee of the Board of Directors of the Company approved the appointment of Deloitte & Touche LLP as its independent auditors for fiscal 1999. PricewaterhouseCoopers LLP, the Company's previous auditors, were dismissed.

    The report of PricewaterhouseCoopers LLP on the financial statements for fiscal year 1998 and through November 18, 1999 contained no adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.

    In connection with its audit for fiscal year 1998 and through November 18, 1999, there were no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused PricewaterhouseCoopers LLP to make reference thereto in their report on the consolidated financial statements for such years.

    During the fiscal year 1998 and through November 18, 1999, there were no reportable events (as defined in Item 304(a)(l)(v) of Regulation S-K), except that in connection with the audit of the fiscal year 1998 consolidated financial statements, PricewaterhouseCoopers LLP informed management that the intimate apparel division manufacturing cost system may not function to reduce to a relatively low level the risk that errors may occur and not be detected within a timely period. The Company took actions in fiscal 1998 which it believes have effectively addressed these matters.

    The Company requested and PricewaterhouseCoopers LLP furnished it with a letter addressed to the SEC stating whether or not it agreed with the above statements. Such letter dated November 26, 1999 was filed as an exhibit to the Company's Form 8-K filed November 26, 1999.

    The Company engaged Deloitte & Touche LLP as its new independent accountants on November 18, 1999. During the two most recent fiscal years the Company had not consulted with Deloitte & Touche LLP on any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

    Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and will be afforded the opportunity to make a statement if they desire to do so, and such representatives are expected to be available to respond to appropriate questions.

AUDIT COMMITTEE REPORT

    The Audit Committee of the Board of Directors, in its business judgment, assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the Company's accounting, auditing and financial reporting practices and the independence and performance of the Company's internal and external auditors. The Committee operates under a written charter adopted and approved by the Board of Directors.

    Management is responsible for the preparation, presentation and integrity of the Company's financial reporting process, including the system of internal controls, and the consolidated financial statements in accordance with generally accepted accounting principles. The Company's independent accountants are responsible for auditing those financial statements, expressing an opinion based on their audit as to the fairness of presentation in all material respects of such financial statements in conformity with generally accepted accounting principles, obtaining an understanding of the Company's internal controls in connection with their audit and discussing with the Committee any issues they believe should be raised with the Committee.

    The Committee met with the Company's independent accountants (with and without management present) to review and discuss the overall scope and plans for the audit of the Company's consolidated financial statements for the fiscal year ended December 30, 2000 and the results of such audit, as well as their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting. Management represented to the Committee that the Company's financial statements were prepared in accordance with generally accepted accounting principles, and the Committee reviewed and discussed the financial statements with management and with the Company's internal audit group.

    The Committee also discussed with the independent accountants the matters required to be discussed with audit committees under Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees).

    The Company's independent accountants also provided to the Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1, as amended (Independence Discussions with Audit Committees), and the Committee discussed with the independent accountants their independence from the Company and management.

    As stated in the Committee's Charter, the Committee's job is one of oversight. The members of the Committee are not experts in the fields of auditing or accounting, or in respect of auditor independence issues, and they rely without independent verification on the information provided to them and on the representations made by management and the independent accountants. Accordingly, the Committee's oversight does not provide an independent basis to determine that management has maintained appropriate controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Committee's considerations and discussions referred to in this Report do not assure that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles, or that the Company's external auditors are in fact 'independent'.

    Based upon the Committee's receipt and review of the various materials and assurances described above and its discussions with management and the independent accountants, and subject to the limitations on the Committee's role and responsibilities referred to above and in the Audit Committee Charter, the Committee recommended to the Board of Directors that the Company's audited consolidated financial statements for the fiscal year ended December 30, 2000 be included in the Company's Annual Report on Form 10-K to filed with the Securities and Exchange Commission.

    The Audit Committee Report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates by reference, and shall not otherwise be deemed to be filed under such Acts.

                                          Joseph A. Califano, Jr., Chairman
                                          Stuart D. Buchalter
                                          Manuel T. Pacheco

    AUDIT AND OTHER FEES: For fiscal 2000, Deloitte & Touche billed the Company for various audit and non-audit services, as follows:

        AUDIT FEES. The aggregate fees billed by Deloitte & Touche for professional services rendered in connection with such firm's audit of the Company's fiscal 2000 financial statements, including the review of the financial statements included in the Company's Quarterly Reports on Form 10-Q for such fiscal year, were $2,551,000.

        FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. During the 2000 fiscal year, Deloitte & Touche did not perform any professional services for the Company relating to financial information systems design and implementation.

        ALL OTHER FEES. The aggregate fees billed by Deloitte & Touche for all other services rendered to the Company in connection with the 2000 fiscal year were $2,708,625, which included fees for tax-related services and special projects. The Audit Committee of the Board has considered whether provision of these non-audit services by Deloitte & Touche is compatible with maintaining the independent public accountants' independence.

OTHER MATTERS

    The Company knows of no other matters which may come before the Annual Meeting other than the matters referred to in the accompanying Notice of Annual Meeting. However, if other matters properly come before the Annual Meeting, it is intended that the persons named as proxies in the accompanying proxy card vote the shares represented thereon in accordance with their best judgment.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                   Appendix I

PROXY

                            THE WARNACO GROUP, INC.
                     90 Park Avenue,New York,New York 10016
          This Proxy is Solicited on Behalf of the Board of Directors

         The undersigned hereby appoints Linda J.Wachner and Stanley
P. Silverstein, and each of them acting solely, proxies with full power of substitution and with all powers the undersigned would possess if personally present, to represent and to vote at the Annual Meeting of stockholders to be held on May 18, 2001 and at any adjournments or postponements thereof, as designated on the reverse side hereof and in their discretion with respect to any matters incident to the conduct of the meeting and other matters as may properly come before such meeting, all of the shares of Class A Common Stock of The Warnaco Group, Inc. held of record by the undersigned as of the close of business on March 22, 2001. All proxies previously given with respect to the shares covered hereby are hereby revoked.

         This Proxy, when properly executed, will be voted in the manner directed herein by the under-signed shareholder and at the discretion of the proxyholders as to any other matters that may properly come before the meeting. If no direction is made, this Proxy will be voted FOR Proposal 1 and at the discretion of the proxyholders as to any other matters that may properly come before the meeting.

(Continued, and to be dated and signed on reverse side.)

                                                       THE WARNACO GROUP, INC.
                                                       P.O. BOX 11306
                                                       NEW YORK, NY 10203-0306

                             Detach Proxy Card Here

--------------------------------------------------------------------------------

The Board of Directors recommends a vote "FOR all Nominees" in item 1.

1. ELECTION OF DIRECTORS                       [X] FOR all nominees
   Proposal to elect Mr. Harvey Golub and          listed below
   Mr. Frank A. Olson as directors of the
   Warnaco Group, Inc. for a term expiring
   in 2004 until their successors are duly
   elected and qualified.


WITHHOLD AUTHORITY to vote         [X]         *EXCEPTIONS     [X]
for all nominees listed below.


Nominees: Mr. Harvey Golub and Mr. Frank A. Olson.
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the Exceptions box and write that nominee's name in the space provided below). *Exceptions
_______________________________________________________________________________

2. To transact such other business as may properly come before the Annual Meeting and any and all adjournments or postponements thereof.


Change of Address and    [X]
or Comments Mark Here

Please sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as attorney-in-fact, executor, administrator, trustee or guardian, please give full title as such.
If a corporation, please sign in full corporate name by the president of other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date___________________________________________________

________________________________________________________
                       Signature(s)

--------------------------------------------------------

Votes MUST be indicated     [X]
in Black or Blue ink.



Please Sign, Date and Return the Proxy Promptly Using the Enclosed Envelope.

                               Please Detach Here
             You Must Detach This Portion of the Proxy Card Before
                     Returning it in the Enclosed Envelope